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Rothstein Kass


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-159687 of Old Mutual Emerging Managers Fund, L.L.C. on Form N-2 of our reports for Old Mutual Emerging Managers Fund, L.L.C. and Old Mutual Emerging Managers Master Fund, L.L.C. both dated May 28, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.





/s/ Rothstein Kass Company, P.C.
--------------------------------

Roseland, New Jersey
July 27, 2009